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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Bank Plus Corporation on Form S-8 of our report dated February 7, 1997, which is included in the Annual Report on Form 10-K, and Amendment No. 1 to the Annual Report on Form 10-K/A, of Bank Plus Corporation for the year ended December 31, 1996, and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP

Los Angeles, California
September 3, 1997